Exhibit 3.29

CERTIFICATE OF INCORPORATION OF VIKING INTERNATIONAL RESOURCES CO., INC. A STOCK CORPORATION

FIRST: The name of this Corporation is VIKING INTERNATIONAL RESOURCES CO., INC.

SECOND: Its Registered Office in the state of Delaware is to be located at 3422 Old Capitol Trail Suite 700, in the City of Wilmington, County of New Castle Zip Code 1980 8-6192. The Registered Agent in charge thereof is DELAWARE BUSINESS INCORPORATORS, INC., located at same address, as above

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The amount of the total authorized capital stock of this corporation is 3,000 shares of NO par value.

FIFTH: The name and mailing address of the incorporator are as follows:

Name	Lori M. Smith

Mailing Address	3422 Old Capitol Trail, Suite 700 Wilmington, DE

Zip Code 19808-6192

SIXTH: The powers of the incorporator are to terminate upon the filing of the certificate of incorporation. The name and mailing address of the person who is to serve as director until the first annual meeting of the shareholders or until their successors are duly elected and qualify is as follows:

Name	Ernest M. Nepa

Mailing Address	State Rt. #7, North, Evergreen Office Complex, Suite 3 P.O. Box 100, Reno, OH

Zip Code 45773

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and (Leave blank, unless you are the incorporator.)

I have accordingly hereunto set my hand this 29th day of April, A.D. 1988.

/s/ Lori M. Smith
Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:43 PM 02/16/2011
FILED 12:43 PM 02/16/2011
SRV 110166082 - 2159398 FILE

FIRST AMENDMENT TO
CERTIFICATE OF INCORPORATION OF VIKING INTERNATIONAL RESOURCES

CO., INC.,

Viking International Resources Co., Inc., a Delaware corporation (hereinafter the “Corporation”), whose Certificate of Incorporation was filed in the Office of the Secretary of State in the State of Delaware on May 2, 1988.

FIRST: The Board of Directors of the Corporation, by unanimous written consent given in accordance with the provisions of Section 141(f) of the General Corporation Law of the State of Delaware, adopted the following resolution:

RESOLVED, that the Board of Directors hereby declares it advisable and in the best interest of the Corporation to amend the Certificate of Incorporation of this Corporation by striking in its entirety Article FOURTH and substituting in lieu thereof the following:

FOURTH: The total number of shares that this corporation is entitled to issue is thirty thousand {30,000), with no par value, designated “Common Stock”. The shares of Common Stock of this corporation may be issued from time to time in two series designated, respectively, Series A, of which this corporation is authorized to issue three thousand (3,000) shares, and Series B, of which this corporation is authorized to issue twenty-seven thousand (27,000) shares. The rights, preferences, privileges, and restrictions of Series A and Series B shall be equal and identical in all respects except that, unless otherwise provided by law, holders of shares of Series A shall have and possess the exclusive right to notice of shareholders’ meetings and the exclusive voting rights and power to vote upon the election of directors and upon other matters, and holders of shares of Series B shall not be entitled to notice of any shareholders’ meetings or to vote upon the election of directors or upon any other matters.

Each outstanding share of capital stock held as of the date of filing of this First Amendment to Certificate of Incorporation is hereby automatically converted into one share of Series A Common Stock and nine shares of Series B Common Stock.

SECOND: The First Amendment to Certificate of Incorporation has been consented to and authorized by the holders of one hundred percent (100%) of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: The undersigned does hereby certify that this First Amendment to Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused, this First amendment to Certificate of Incorporation of Viking International Resources Co., Inc. to be signed in its name and on its behalf by its President this 1st day of February 2011.

Viking International Resources Co., Inc.

By:	/s/ Thomas Palmer
Thomas Palmer, President

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:15 PM 07/07/2011
FILED 02:15 PM 07/07/2011
SRV 110799621 - 2159398 FILE

SECOND AMENDMENT TO
CERTIFICATE OF INCORPORATION OF VIKING INTERNATIONAL RESOURCES
CO., INC.,

Viking International Resources Co., Inc., a Delaware corporation (hereinafter the “Corporation”), whose Certificate of Incorporation was filed in the Office of the Secretary of State in the State of Delaware on May 2, 1988.

FIRST: The Board of Directors of the Corporation, by unanimous written consent given in accordance with the provisions of Section 141(f) of the General Corporation Law of the State of Delaware, adopted the following resolution:

RESOLVED, that the Board of Directors hereby declares it advisable and in the best interest of the Corporation to amend the Certificate of Incorporation of this Corporation by striking in its entirety Article FOURTH and substituting in lieu thereof the following:

FOURTH: The total number of shares that this corporation is entitled to issue is one hundred three thousand (103,000), with no par value, designated “Common Stock”. The shares of Common Stock of this corporation may be issued from time to time in two series designated, respectively, Series A, of which this corporation is authorized to issue three thousand (3,000) shares, and Series B, of which this corporation is authorized to issue one hundred thousand 100,000 shares. The rights, preferences, privileges, and restrictions of Series A and Series B shall be equal and identical in all respects except that, unless otherwise provided by law, holders of shares of Series A shall have and possess the exclusive right to notice of shareholders’ meetings and the exclusive voting rights and power to vote upon the election of directors and upon other matters, and holders of shares of Series B shall not be entitled to notice of any shareholders’ meetings or to vote upon the election of directors or upon any other matters.

SECOND: The Second Amendment to Certificate of Incorporation has been consented to and authorized by the holders of one hundred percent (100%) of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: The undersigned does hereby certify that this Second Amendment to Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused, this Second Amendment to Certificate of Incorporation of Viking International Resources Co., Inc. to be signed in its name and on its behalf by its Secretary this 4th day of April 2011.

Viking International Resources Co., Inc.

By:	/s/ Ernest M. Nepa
Ernest M. Nepa, Secretary